Prospectus Supplement -- Sept. 4, 2003*

Fund Name (Date)                                            Prospectus Form #
AXP Blue Chip Advantage Fund (April 1, 2003)                   S-6025-99 V
AXP California Tax-Exempt Fund (Aug. 29, 2002)                 S-6328-99 W
AXP Core Bond Fund (May 28, 2003)                              S-6267-99 A
AXP Discovery Fund (Sept. 27, 2002)                            S-6457-99 X
AXP Diversified Bond Fund (Oct. 30, 2002)                      S-6495-99 V
AXP Diversified Equity Income Fund (Nov. 29, 2002)             S-6475-99 V
AXP Emerging Markets Fund (Dec. 30, 2002)                      S-6354-99 K
AXP Equity Select Fund (Jan. 29, 2003)                         S-6426-99 W
AXP Equity Value Fund (May 30, 2003)                           S-6382-99 N
AXP European Equity Fund (Dec. 30, 2002)                       S-6006-99 E
AXP Focused Growth Fund (May 30, 2003)                         S-6003-99 E
AXP Global Balanced Fund (Dec. 30, 2002)                       S-6352-99 J
AXP Global Bond Fund (Dec. 30, 2002)                           S-6309-99 W
AXP Global Growth Fund (Dec. 30, 2002)                         S-6334-99 V
AXP Global Technology Fund (Dec. 30, 2002)                     S-6395-99 F
AXP Growth Dimensions Fund (Sept. 27, 2002)                    S-6004-99 E
AXP Growth Fund (Sept. 27, 2002)                               S-6455-99 W
AXP High Yield Bond Fund (July 30, 2003)                       S-6370-99 W
AXP High Yield Tax-Exempt Fund (Jan. 29, 2003)                 S-6430-99 X
AXP Income Opportunities Fund (May 28, 2003)                   S-6266-99 A
AXP Insured Tax-Exempt Fund (Aug. 29, 2003)                    S-6327-99 Y
AXP Intermediate Tax-Exempt Fund (Jan. 29, 2003)               S-6355-99 K
AXP International Fund (Dec. 30, 2002)                         S-6140-99 X
AXP Large Cap Equity Fund (Sept. 27, 2002)                     S-6244-99 C
AXP Large Cap Value Fund (Sept. 27, 2002)                      S-6246-99 C
AXP Limited Duration Bond Fund (May 28, 2003)                  S-6265-99 A
AXP Managed Allocation Fund (Nov. 29, 2002)                    S-6141-99 W
AXP Massachusetts Tax-Exempt Fund (Aug. 29, 2003)              S-6328-99 X
AXP Michigan Tax-Exempt Fund (Aug. 29, 2003)                   S-6328-99 X
AXP Mid Cap Value Fund (Nov. 29, 2002)                         S-6241-99 C
AXP Minnesota Tax-Exempt Fund (Aug. 29, 2003)                  S-6328-99 X
AXP Mutual (Nov. 29, 2002)                                     S-6326-99 W
AXP New Dimensions Fund (Sept. 27, 2002)                       S-6440-99 V
AXP New York Tax-Exempt Fund (Aug. 29, 2003)                   S-6328-99 X
AXP Ohio Tax-Exempt Fund (Aug. 29, 2003)                       S-6328-99 X
AXP Partners Aggressive Growth Fund (July 30, 2003)            S-6260-99 C
AXP Partners Fundamental Value Fund (July 30, 2003)            S-6236-99 E
AXP Partners Growth Fund (July 30, 2003)                       S-6261-99 C
AXP Partners International
   Aggressive Growth Fund (Dec. 30, 2002)                      S-6243-99 E

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1   --   PROSPECTUS SUPPLEMENT

Fund Name (Date)                                            Prospectus Form #
AXP Partners International Core Fund (Dec. 30, 2002)           S-6259-99 C
AXP Partners International Select Value Fund (Dec. 30, 2002)   S-6242-99 E
AXP Partners International Small Cap Fund (Dec. 30, 2002)      S-6258-99 C
AXP Partners Select Value Fund (July 30, 2003)                 S-6240-99 D
AXP Partners Small Cap Core Fund (July 30, 2003)               S-6237-99 E
AXP Partners Small Cap Growth Fund (May 30, 2003)              S-6301-99 E
AXP Partners Small Cap Value Fund (July 30, 2003)              S-6239-99 E
AXP Partners Value Fund (July 30, 2003)                        S-6238-99 E
AXP Precious Metals Fund (May 30, 2003)                        S-6142-99 X
AXP Progressive Fund (Nov. 29, 2002)                           S-6449-99 W
AXP Quantitative Large Cap Equity Fund (March 5, 2003)         S-6263-99 A
AXP Research Opportunities Fund (Sept. 27, 2002)               S-6356-99 K
AXP Selective Fund (July 30, 2003)                             S-6376-99 X
AXP Short Duration U.S. Government Fund (July 30, 2003)        S-6042-99 X
AXP Small Cap Advantage Fund (May 30, 2003)                    S-6427-99 G
AXP Small Company Index Fund (April 1, 2003)                   S-6357-99 L
AXP Stock Fund (Nov. 29, 2002)                                 S-6351-99 W
AXP Strategy Aggressive Fund (May 30, 2003)                    S-6381-99 N
AXP Tax-Exempt Bond Fund (Jan. 29, 2003)                       S-6310-99 X
AXP U.S. Government Mortgage Fund (July 30, 2003)              S-6245-99 D
AXP Utilities Fund (Aug. 29, 2003)                             S-6341-99 X

The section titled "Purchasing Shares" is revised to read as follows:

PURCHASING SHARES

To purchase shares through entities other than American Express Financial Advisors Inc. (the Distributor), please consult your selling agent. The following section explains how you can purchase shares from the Distributor.

If you do not have an existing American Express mutual fund account, you will need to establish a brokerage account. Your financial advisor will help you fill out and submit an application. Once your account is set up, you can choose among several convenient ways to invest.

When you purchase, your order will be priced at the next NAV calculated after your order is accepted by the Fund. If your application does not specify which class of shares you are purchasing, we will assume you are investing in Class A shares.

Important: When you open an account, you must provide your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number.

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2   --   PROSPECTUS SUPPLEMENT

If you do not provide and certify the correct TIN, you could be subject to backup withholding of 28% of taxable distributions and proceeds from certain sales and exchanges. You also could be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN,

o a civil penalty of $500 if you make a false statement that results in no backup withholding, and

o    criminal penalties for falsifying information.

You also could be subject to backup withholding, if the IRS notifies us to do so, because you failed to report required interest or dividends on your tax return.

How to determine the correct TIN

For this type of account:                    Use the Social Security or Employer
                                             Identification number of:
-------------------------------------------- -----------------------------------
Individual or joint account                  The individual or one of the owners
                                             listed on the joint account
-------------------------------------------- -----------------------------------
Custodian account of a minor  (Uniform       The minor
Gifts/Transfers to Minors Act)
-------------------------------------------- -----------------------------------
A revocable living trust                     The grantor-trustee (the person who
                                             puts the money into  the trust)
-------------------------------------------- -----------------------------------
An irrevocable trust, pension trust or       The legal entity (not the personal
estate                                       representative or trustee, unless
                                             no legal entity is designated in
                                             the account title)
-------------------------------------------- -----------------------------------
Sole proprietorship or single-owner LLC      The owner
-------------------------------------------- -----------------------------------
Partnership or multi-member LLC              The partnership
-------------------------------------------- -----------------------------------
Corporate or LLC electing corporate status   The corporation
on Form 8837
-------------------------------------------- -----------------------------------
Association, club or tax-exempt              The organization
organization
-------------------------------------------- -----------------------------------

For details on TIN requirements, contact your financial advisor to obtain a copy of federal Form W-9, "Request for Taxpayer Identification Number and Certification." You also may obtain the form on the Internet at (www.irs.gov).

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3   --   PROSPECTUS SUPPLEMENT

The section "Three ways to invest" has been revised to read as follows:

Methods of purchasing shares

By mail

Once your account has been established, send your check to:

American Express Funds
70200 AXP Financial Center
Minneapolis, MN 55474

Minimum amounts
Initial investment:                         $2,000*
Additional investments:                     $500**
Fund minimum balances:                      $300
Qualified minimum account balances:         none

If your Fund balance falls below $300, you will be asked to increase it to $300 or establish a scheduled investment plan. If you do not do so within 30 days, your shares can be sold and the proceeds mailed to you.

  * $1,000 for tax qualified accounts.

 ** $100 minimum add-on for existing mutual fund accounts outside of a brokerage account (direct at fund accounts).

By scheduled investment plan

Minimum amounts
Initial investment:                         $2,000*
Additional investments:                     $100**
Account balances:                           none (on a scheduled investment plan
                                            with monthly payments)

If your account balance is below $2,000, you must make payments at least monthly.

  * $100 for direct at fund accounts.

 ** $50 minimum per payment for qualified accounts in a direct at fund account.

By wire or electronic funds transfer

Please contact your financial advisor or selling agent for specific instructions.

Minimum wire purchase amount: $1,000 or new account minimum, as applicable.

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4   --   PROSPECTUS SUPPLEMENT

By telephone

If you have a brokerage account, you may use the money in your account to make initial and subsequent purchases.

To place your order, call:

(800) 872-4377 for brokerage accounts
(800) 967-4377 for wrap accounts

TRANSACTIONS THROUGH THIRD PARTIES

You may buy or sell shares through certain 401(k) plans, banks, broker-dealers, financial advisors or other investment professionals. These organizations may charge you a fee for this service and may have different policies. Some policy differences may include different minimum investment amounts, exchange privileges, fund choices and cutoff times for investments. The Fund and the Distributor are not responsible for the failure of one of these organizations to carry out its obligations to its customers. Some organizations may receive compensation from the Distributor or its affiliates for shareholder recordkeeping and similar services. Where authorized by the Fund, some organizations may designate selected agents to accept purchase or sale orders on the Fund's behalf. To buy or sell shares through third parties or to determine if there are policy differences, please consult your selling agent. For other pertinent information related to buying or selling shares, please refer to the appropriate section in the prospectus.

The section titled "Exchanging/Selling Shares" is revised to read as follows:

EXCHANGING/SELLING SHARES

Exchanges

You may exchange your Fund shares at no charge for shares of the same class of any other publicly offered American Express mutual fund. Exchanges into AXP Tax-Free Money Fund may only be made from Class A shares. For complete information on the other fund, including fees and expenses, read that fund's prospectus carefully. Your exchange will be priced at the next NAV calculated after we receive your transaction request in good order.

The Fund does not permit market-timing. Do not invest in the Fund if you are a market timer.

Excessive trading (market-timing) or other abusive short-term trading practices may disrupt portfolio management strategies, harm performance and increase fund expenses.

To prevent abuse or adverse effects on the Fund and its shareholders, the Distributor and the Fund reserve the right to reject any purchase orders, including exchanges, limit the amount, modify or discontinue the exchange privilege, or charge a fee to any investor we believe has a history of abusive trading or whose
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5   --   PROSPECTUS SUPPLEMENT
trading, in our judgment has been disruptive to the Fund. For example, we may exercise these rights if exchanges are too numerous or too large.

Other exchange policies:

o    Exchanges must be made into the same class of shares of the new fund.

o If your exchange creates a new account, it must satisfy the minimum investment amount for new purchases.

o    Once we receive your exchange request, you cannot cancel it.

o Shares of the new fund may not be used on the same day for another exchange.

o If your shares are pledged as collateral, the exchange will be delayed until written approval is received from the secured party.

Selling Shares

You may sell your shares at any time. The payment will be mailed within seven days after your request is received in good order.

When you sell shares, the amount you receive may be more or less than the amount you invested. Your sale price will be the next NAV calculated after your request is received in good order by the Fund, minus any applicable CDSC.

You can change your mind after requesting a sale and use all or part of the proceeds to purchase new shares in the same account from which you sold. If you reinvest in Class A, you will purchase the new shares at NAV rather than the offering price on the date of a new purchase. If you reinvest in Class B or Class C, any CDSC you paid on the amount you are reinvesting also will be reinvested. To take advantage of this option, send a written request within 90 days of the date your sale request was received and include your account number. This privilege may be limited or withdrawn at any time and use of this option may have tax consequences.

The Fund reserves the right to redeem in kind.

For more details and a description of other sales policies, please see the SAI.

To sell or exchange shares held with entities other than the Distributor, please consult your selling agent. The following section explains how you can exchange or sell shares held with the Distributor.

If you decide to sell your shares within 30 days of a telephoned-in address change, a written request is required.

Important: If you request a sale of shares you recently purchased by a check or money order that is not guaranteed, the Fund will wait for your check to clear. It may take up to 10 days from the date of purchase before payment is made. Payment may be made earlier if your bank provides evidence satisfactory to the Fund and the Distributor that your check has cleared.

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6   --   PROSPECTUS SUPPLEMENT

The section "Two ways to request an exchange or sale of shares" has been revised to read as follows:

Ways to request an exchange or sale of shares

By regular or express mail

American Express Funds
70100 AXP Financial Center
Minneapolis, MN 55474

Include in your letter:

o    your account number

o    the name of the fund(s)

o    the class of shares to be exchanged or sold

o    your Social Security number or Employer Identification number

o    the dollar amount or number of shares you want to exchange or sell

o    specific instructions regarding delivery or exchange destination

o signature(s) of registered account owner(s) (All signatures may be required. Contact your financial advisor for more information.)

o    delivery instructions, if applicable

o    any paper certificates of shares you hold

Payment will be mailed to the address of record and made payable to the names listed on the account, unless specified differently and signed by all owners.

The express mail delivery charges you pay will vary depending on domestic or international delivery instructions.

By telephone

(800) 872-4377 for brokerage accounts
(800) 437-3133 for direct at fund accounts
(800) 967-4377 for wrap accounts

o The Fund and the Distributor will use reasonable procedures to confirm authenticity of telephone exchange or sale requests.

o Telephone exchange and sale privileges automatically apply to all accounts except custodial, corporate or qualified retirement accounts. You may request that these privileges NOT apply by writing the Distributor. Each registered owner must sign the request.

o Acting on your instructions, your financial advisor may conduct telephone transactions on your behalf.

o    Telephone privileges may be modified or discontinued at any time.

Minimum sale amount:       $100
Maximum sale amount:       $100,000

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7   --   PROSPECTUS SUPPLEMENT

By wire

Money can be wired from your account to your bank account. Contact your financial advisor or the Distributor at the above numbers for additional information.

o    Minimum amount: $1,000

o    Pre-authorization is required.

o    A service fee may be charged against your account for each wire sent.

By scheduled payout plan

o    Minimum payment: $100*.

o Contact your financial advisor or the Distributor to set up regular payments.

o Purchasing new shares while under a payout plan may be disadvantageous because of the sales charges.

* Minimum is $50 in a direct at fund account.

Electronic transactions

The ability to initiate transactions via the internet may be unavailable or delayed at certain times (for example, during periods of unusual market activity). The Fund and the Distributor are not responsible for any losses associated with unexecuted transactions. In addition, the Fund and the Distributor are not responsible for any losses resulting from unauthorized transactions if reasonable security measures are followed to validate the investor's identity. The Fund may modify or discontinue electronic privileges at any time.

S-6328-3 A (9/03)

* Valid until next prospectus update.
Destroy Aug. 27, 2004